UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 16, 2007

                           ALBANY INTERNATIONAL CORP.
                           --------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                   0-16214               14-0462060
----------------------------       --------------      -------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)        Identification No.)

       1373 Broadway, Albany, New York                          12204
-----------------------------------------------         -------------------
   (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (518) 445-2200

                                      None
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))


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ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On May 4, 2007, the Company announced a plan to cease production at its plant in Jarvenpaa, Finland. In its Quarterly Report on Form 10-Q filed on May 9, 2007, the Company reported that the implementation and timing of this plan were subject to local legal requirements and works council and trade union notifications and consultations. Given these requirements, the Company was at the time unable to determine the amount of expense to be incurred for severance and termination payments, and therefore was unable to determine total costs expected to be incurred.

The Company has now determined that the plan will not result in any severance or termination charges. Salary payments to terminated employees will continue during applicable mandatory notice periods. The Company still expects to incur total cash charges of between $1 million and $2 million for equipment relocation during the third and fourth quarters of 2007. The Company does not expect to incur any other significant cash or non-cash charges.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. ALBANY INTERNATIONAL CORP.

                                             By:    /s/ Michael C. Nahl
                                                    ----------------------------
                                             Name:  Michael C. Nahl
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

Date: July 19, 2007